Exhibit 99.1

Tivic Reports Fiscal Year 2023 Financial Results

SAN FRANCISCO – (Business Wire) – March 25, 2024 – Tivic Health® Systems, Inc. (“Tivic”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced its financial results for the year ending December 31, 2023.

Tivic’s commercial platform is a handheld design that interfaces non-invasively with the trigeminal, sympathetic, and other facial and cranial nerve structures. This platform is the basis for Tivic’s existing product, currently marketed with FDA approval as ClearUP Sinus Pain Relief, for the treatment of sinus pain and congestion. In 2023, the company also began investment in a new platform for vagus nerve stimulation. Study enrollment for the pilot clinical study of a proprietary approach to non-invasive vagus nerve stimulation (VNS) was completed on in February 2024. Results of the study have not yet been announced.

“2023 was a year for both streamlining our commercial business and defining new opportunities for value creation,” stated Jennifer Ernst, CEO of Tivic. "We have taken substantial steps towards improving the company’s financial health by implementing a new pricing structure on our commercial product, reducing costs of goods, improving marketing efficiency, and decreasing headcount to align with current revenue. We opened new channels directed to less price-sensitive healthcare segments. And, we strategically invested in clinical programs to create new paths for value creation for our shareholders, including a program in vagus nerve stimulation and one targeted to opiate-use reduction following sinus and facial surgeries."

As a result, the company was named to Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2023 in the Medical Device category and Global Health & Pharma (GHP) named Tivic Health the Most Pioneering Bioelectronic Medicine Company.

2023 Financial Performance

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Revenue (net of returns) for 2023 was $1.2M compared to $1.8M for the year ended December 31, 2022. The decrease of $664 thousand, or 36%, was due to a 52% decrease in ClearUP unit sales, offset by 46% higher average selling price per unit. Greater than 90% of sales were direct to consumer in 2023.
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Cost of sales was $889 thousand in 2023 compared to $1.5M for the year ended December 31, 2022, a decrease of $652 thousand, or 42%. The decrease was due to the 52% decrease in overall unit sales, offset by $172 thousand of costs related to write-offs or reserves on old inventory and components primarily related to our ClearUP 1.0 units as our ClearUP 2.0 units began shipping in December of 2023. We do not expect to incur similar costs in 2024.
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Gross profit for the year ended December 31, 2023 was $330 thousand compared to a gross profit of $299 thousand for the year ended December 31, 2022.

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Research and development expenses were approximately $1.7M for each of the years ended December 31, 2023 and December 31, 2022. The emphasis of research and development activities in 2023 was primarily related to our work with The Feinstein Institutes.
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Sales and marketing expenses decreased to $2.1M for the year ended December 31, 2023, compared to $2.8M for the year ended December 31, 2022. The decrease was primarily due to reduction of advertising and agency costs.
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General and administrative expenses decreased to $4.8M in 2023, compared to $5.9M for the year ended December 31, 2022. The decrease is primarily due to a reduction in legal and professional fees and other corporate expenses as the company worked to reduce overhead costs.
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As a result, our 2023 full year net loss was $8.2M, compared to $10.1M in 2022.

Regarding 2023 financing activities, on February 13, 2023, we sold shares of common stock to investors in a registered public offering, resulting in net proceeds of approximately $3.6M. From July 11, 2023 to August 9, 2023, we sold shares of common stock to investors in a series of registered public offerings, resulting in aggregate net proceeds to the company of approximately $4.3M.

On August 23, 2023, we implemented a 1-for-100 reverse stock split, and on September 15, 2023, we received confirmation from NASDAQ that we had regained compliance with the minimum bid price continued listing requirement.

As of December 31, 2023, the company had $3.4 million of cash and cash equivalents and we continued to maintain a no debt balance sheet.

The company’s MD&A and consolidated financial statements for the year-ended December 31, 2023 will be filed with the Securities and Exchange Commission on March 25, 2024 with the company’s Annual Report on Form 10-K. The company's previous public filings may be found on www.sec.gov and can also be located on Tivic’s website at: https://tivichealth.com/investor/#SEC.

Conference Call and Webcast Information

Management will host a webcast/conference call on Monday, March 25, 2024, at 1:30 PM PT / 4:30 PM ET to discuss the company’s year-end 2023 financial results and provide a business update, including comments on research directions undertaken in 2023.

The conference call will be available via telephone by dialing toll-free 888-506-0062 for local callers; or 973-528-0011 for international callers and using entry code 434944.

The conference call will also be available via Webcast link: https://www.webcaster4.com/Webcast/Page/2865/50026

An audio replay of the call will be available from the “Investor” page on the Tivic Health website at https://tivichealth.com/investor/.

About Tivic

Tivic is a commercial health tech company advancing the field of bioelectronic medicine. Tivic’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic’s first commercial product, ClearUP, is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information, visit http://tivichealth.com@TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market, economic and other conditions; supply chain constraints; macroeconomic factors, including inflation; the company's financial condition; the company’s ability to raise additional capital on favorable terms if and when necessary; changes in regulatory requirements; and unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the SEC on March 25, 2024, under the heading “Risk Factors,” as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Investor Contact:
Hanover International, Inc.
ir@tivichealth.com

Tivic Health Systems, Inc.

Condensed Balance Sheets

(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$3,395	$3,517
Other current assets	1,257	1,789
TOTAL CURRENT ASSETS	4,652	5,306
PROPERTY AND EQUIPMENT, NET	122	12
NONCURRENT ASSETS	383	557
TOTAL ASSETS	$5,157	$5,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,208	$1,715
Other current liabilities	193	163
TOTAL CURRENT LIABILITIES	1,401	1,878
TOTAL LONG-TERM LIABILITIES	176	367
STOCKHOLDERS' EQUITY
Common stock	—	—
Additional paid in capital	41,466	33,272
Accumulated deficit	(37,886)	(29,642)
TOTAL STOCKHOLDERS' EQUITY	3,580	3,630
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,157	$5,875

Tivic Health Systems, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
REVENUES	$1,176	$1,840
COST OF SALES	889	1,541
GROSS PROFIT	287	299
OPERATING EXPENSES
Research and development	1,655	1,730
Sales and marketing	2,125	2,792
General and administrative	4,752	5,875
TOTAL OPERATING EXPENSES	8,532	10,397
NET OPERATING LOSS	(8,245)	(10,098)
NET LOSS	$(8,244)	$(10,096)
NET LOSS PER SHARE - BASIC AND DILUTED	$(10.40)	$(104.32)
WEIGHTED-AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	793,043	96,778